     As filed with the Securities and Exchange Commission on June 10, 1994

                                               Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
            Registration Statement Under the Securities Act of 1933
================================================================================

                         ICF KAISER INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

                 Delaware                                     54-1437073
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                    Identification No.)

                                9300 Lee Highway
                         Fairfax, Virginia  22031-1207
          (Address of Principal Executive Offices, including Zip Code)


                         ICF KAISER INTERNATIONAL, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)


                              Paul Weeks, II, Esq.
              Senior Vice President, General Counsel and Secretary
                         ICF KAISER INTERNATIONAL, INC.
                9300 Lee Highway, Fairfax, Virginia  22031-1207
                                 (703) 934-3600
           (Name, address, and telephone number of agent for service)

=================================================================================================================
                                        Calculation of Registration Fee
- -----------------------------------------------------------------------------------------------------------------
                                                Proposed maximum      Proposed maximum
  Title of Securities       Amount to be         offering price        aggregate offering       Amount of
  to be Registered           Registered             per share                price            Registration fee
- -----------------------------------------------------------------------------------------------------------------
Common Stock                 90,000 shares*      $2.50 per share**       $225,000.00       $100.00 (minimum fee)
- -----------------------------------------------------------------------------------------------------------------
Preferred Stock                   ***                  N/A                  N/A                 N/A
Purchase Rights
=================================================================================================================

* This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends, or other similar changes in capitalization, as provided in
    Section 6 of the ICF Kaiser International, Inc. Non-employee Directors Stock Option Plan.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices for the Common Stock on June 8, 1994, as reported on the New York Stock Exchange Composite Tape.

*** Each share of Common Stock issued by the Registrant has one associated non-detachable Preferred Stock Purchase Right.

       Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus forming a part of this Registration Statement also relates to those shares of the Registrant's Common Stock initially included in the Registrant's Registration Statement on Form S-8 filed with the Commission on September 17, 1991 (File No. 33-42677) that remain unsold as of the date hereof.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by ICF Kaiser International, Inc. (the "Company" or the "Registrant") (Commission File No. 1-12248) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1994 (including the Company's Report on Form 10-K/A filed with the Commission on June 10, 1994, amending page 20 of the Company's Annual Report on Form 10-K);

         (b) The Company's Report on Form 8-K (Date of Report: April 25, 1994) filed with the Commission on April 25, 1994; and

         (c) The "Description of Capital Stock" section in the Company's Registration Statement on Form S-1 (Reg. No. 33-51677) filed with the Commission on December 23, 1993).

         All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Paul Weeks, II, Senior Vice President, General Counsel, and Secretary of the Company, has passed on the legality of the Common Stock offered hereby for the Company. As of June 7, 1994, Mr. Weeks owned 34,626 shares of the Company's Common Stock (6,088 of which are held by the Company's Employee Stock Ownership Plan and allocated to his account and 863 of which are in his directed investment account under the Company's Retirement Plan). Mr. Weeks has been granted options under the Company's Stock Incentive Plan for 24,000 shares of Common Stock, of which options for 23,334 shares were exercisable as of or within 60 days of June 7, 1994.

Item 6.  Indemnification of Officers and Directors

         Under the Delaware General Corporation Law ("Delaware Law"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the person's past or present service as a director, officer, employee, or agent of the corporation or of the person's past or present service, at the corporation's request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Under the Delaware Law, a corporation may indemnify such persons against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement that are actually and reasonably incurred by that person in connection with such action. The Delaware Law provides, however, that such person must have acted in good faith and in a manner that such person reasonably believed to be in (or not opposed to) the corporation's best interests. In respect of any criminal action or proceeding, an indemnifiable person must have no reasonable cause to believe such conduct to be unlawful. In addition, the Delaware Law permits no indemnification in any action by or in the right of the corporation where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in spite of liability adjudication.

         The sections of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws relating to indemnification of directors and officers provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware Law.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

Exhibit No.     Description of Exhibit
- -----------     ----------------------

5 Opinion of Paul Weeks, II, Senior Vice President, General Counsel, and Secretary of the Company, as to the legality of the securities to which this registration statement relates

23(a)           Consent of Paul Weeks, II (contained in Exhibit 5)

23(b)           Consent of Coopers & Lybrand

24 Powers of Attorney (included on the signatures pages of this Registration Statement)

99 ICF Kaiser International, Inc. Non-Employee Directors Stock Option Plan [incorporated by reference to Exhibit 10(bb) to Registrant's Quarterly Report on Form 10-Q (Registrant No. 1-12248) for the second quarter of fiscal 1994 filed with the Commission on October 15, 1993]

Item 9.  Undertakings (numbered as in Item 512 of Regulation S-K)

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effect amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
- --------  -------
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, the Commonwealth of Virginia, on the date indicated below.



                                      ICF KAISER INTERNATIONAL, INC.
                                             (Registrant)


Date:  June 8, 1994                          By  /s/ James O. Edwards
                                               ----------------------
                                                 James O. Edwards,
                                          Chairman and Chief Executive Officer


- --------------------------------------------------------------------------------
                               POWER OF ATTORNEY
       Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Ronald R. Spoehel, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway,
and each of them severally, his or her true and lawful attorneys to execute
(in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement on Form S-8 and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection with, the Securities and Exchange Commission.
- --------------------------------------------------------------------------------


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        (1) Principal executive officer

Date: June 8, 1994                           By     /s/ James O. Edwards
                                               -----------------------------
                                                    James O. Edwards,
                                            Chairman and Chief Executive Officer


                (2) Principal financial and accounting officer

Date: June 8, 1994                           By    /s/ Ronald R. Spoehel
                                               -----------------------------
                                                   Ronald R. Spoehel,
                                         Senior Vice President and Treasurer and
                                             Chief Financial Officer (Acting)

- --------------------------------------------------------------------------------

                               POWER OF ATTORNEY
       Each of the undersigned hereby appoints James O. Edwards, Marc Tipermas, Ronald R. Spoehel, Richard K. Nason, Paul Weeks, II, and Cynthia L. Hathaway,
and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) this Registration Statement on Form S-8 and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection with, the Securities and Exchange Commission.
- --------------------------------------------------------------------------------

                            (3) Board of Directors

Date: June 8, 1994                      By    /s/ Gian Andrea Botta
                                          -------------------------------
                                              Gian Andrea Botta,
                                                   Director

Date: June 8, 1994                      By    /s/ Thomas Bradley
                                          -------------------------------
                                              Thomas Bradley,
                                                   Director

Date: June 8, 1994                      By    /s/ Tony Coelho
                                          -------------------------------
                                                 Tony Coelho,
                                                   Director

Date: June 8, 1994                      By    /s/ James O. Edwards
                                          -------------------------------
                                              James O. Edwards,
                                                   Director

Date: June 8, 1994                      By    /s/ Frederic V. Malek
                                          -------------------------------
                                              Frederic V. Malek,
                                                   Director

Date: June 8, 1994                      By    /s/ Rebecca P. Mark
                                          -------------------------------
                                              Rebecca P. Mark,
                                                   Director

Date: June 8, 1994                      By    /s/ Robert W. Page, Sr.
                                          -------------------------------
                                              Robert W. Page, Sr.
                                                   Director

Date: June 8, 1994                      By    /s/ Marc Tipermas
                                          -------------------------------
                                                Marc Tipermas,
                                                   Director